U.S. CONCRETE, INC.

Power of Attorney

 WHEREAS, the undersigned in his, her or its capacity as a director, officer or beneficial owner of securities, or any combination thereof, as the case may be, of U.S. Concrete, Inc., a
Delaware corporation (the "Company"), may be required to file with the Securities and Exchange
Commission (the "Commission") under Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, a Form ID Application and
Forms 3, 4 and 5 (the "Forms") relating to the undersigned's ownership of certain securities of the Company;

 NOW, THEREFORE, the undersigned in his, her or its capacity as a director, officer or beneficial owner, or combination thereof, as the case may be, of the Company, does hereby appoint Christopher M. Powell and Stephanie Schweigart, and each of them severally his, her or its true and lawful attorney(s)-in-fact and agent(s) with power to act without the other and with full power of substitution and resubstitution, to execute in the undersigned's name, place and stead, in his, her or its capacity as a director, officer or beneficial owner of securities, or any combination thereof, as the case may be, of the Company, the Forms and any and all amendments thereto and any and all instruments necessary or incidental in connection therewith, if any, and to file the same with the Commission, and to appear before the Commission in connection with any matter relating thereto.  Each of said attorneys-in-fact and agents shall have full power and authority to do and perform in the name and on behalf of the undersigned in any and all capacities, every act whatsoever necessary or desirable to be done in the premises, as fully and to all intents and purposes as the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys and each of them.  The rights, powers and authority of said attorneys-in-fact and agents herein granted shall remain in full force and effect until revoked by the undersigned by giving written notice of such revocation to the Company.

 IN WITNESS WHEREOF, the undersigned has executed this instrument this 8th day of
November, 2005.

        /s/ Donald C. Wayne
        Donald C. Wayne